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                                                           Whirlpool Corporation

                              CONTACT: Whirlpool Corporation

                                Media: Tom Kline, 616/923-3738
                                       thomas_e_kline@email.whirlpool.com

                                Financial: Thomas Filstrup, 616/923-3189
                                       thomas_c_filstrup@email.whirlpool.com



             WHIRLPOOL CORPORATION REPORTS FIRST QUARTER EARNINGS
     -- Core EPS Up 10% from Fourth Qtr. 2000 Despite Industry Weakness --


BENTON HARBOR, Mich., April 18, 2001--Whirlpool Corporation (NYSE:WHR) today reported first quarter core earnings of $1.10 per diluted share, despite a difficult industry environment in North America and Europe.

         "Our performance throughout this challenging period for the industry underscores the strength of Whirlpool's global platform, high-value brands and our focus on productivity," said David R. Whitwam, chairman and chief executive officer. "Although we are cautious about the economic picture for the remainder of 2001, we continue to expect a better second half for the industry in North America and Europe, as well as solid improvement in our operating performance."

         First quarter core earnings--which exclude restructuring and related charges, and a one-time gain relating to the adoption of SFAS No. 133--were $73 million, or $1.10 per diluted share, compared to $112 million, or $1.52 per diluted share in first quarter 2000. The prior year period was a record first quarter for the company during the far-more-favorable industry environment of early 2000.

         Compared to fourth quarter 2000, first quarter 2001 core earnings were up 10 percent.

         Net earnings for the current quarter--including restructuring and related charges of $40 million, after tax and minority interest, and a one-time gain of $8 million, after tax, relating to the adoption of SFAS No. 133--were $41 million, or $0.61 per diluted share.

                                   --more--
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PAGE 2/WHIRLPOOL CORPORATION REPORTS FIRST QUARTER EARNINGS

         First quarter 2001 net sales of $2.5 billion were down approximately 3 percent from first quarter 2000. Absent currency translations of $71 million, net sales were essentially flat with the prior year period.

         "Based on our current forecasts for the global economy and regional industries, as well as the record number of new product introductions from Whirlpool this year, we continue to believe that we will deliver record core operating results for 2001," Whitwam noted. "As indicated previously, we expect our full-year core earnings to improve 15 percent over 2000 levels, with sequential improvement quarter by quarter throughout the year."

North America

         Whirlpool North America first quarter net sales and core operating profit were down from the prior year record quarter. Revenues for the quarter declined 1.2 percent, despite an overall industry decline of 10.5 percent in appliance industry unit shipments. Compared to fourth quarter 2000, operating margins improved by 1.8 percentage points in the first quarter 2001.

         North America performance was driven by consumer preference for Whirlpool manufactured products, as well as by the strength of the company's value-added distribution strategy.

         Whirlpool North America will introduce a record number of products in 2001. In the second quarter, the Whirlpool brand will launch the new Calypso wash motion clothes washer and the latest line of Conquest energy-efficient refrigerators. Later in the year, the KitchenAid brand will launch its new high-end Pro-Line of cooking products.

         The company currently anticipates continuing challenges for the appliance industry in 2001, but expects year-over-year comparisons to improve during the second half of the year.


                                   --more--
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PAGE 3/WHIRLPOOL CORPORATION REPORTS FIRST QUARTER EARNINGS

         For the full year, appliance industry unit shipments in North America are currently expected to be down 2 percent versus 2000. Based on the current industry outlook, the company expects its record number of new product introductions and productivity gains to drive North America full-year performance to record levels in 2001.

Europe

         During the quarter, a combination of factors--including slowing appliance industry unit shipments, continuing pricing pressure and the effects of currency translation--led to unfavorable comparisons of sales and core operating profit with the prior year period. Excluding currency translations, net sales were down 3 percent year over year. Operating margins for the quarter were 2.1 percentage points higher than fourth quarter 2000.

         For the full year, the company currently anticipates a 2 percent increase in appliance industry unit shipments. Based on the current industry outlook for Europe, the company expects ongoing productivity improvements and high-value new product introductions under the Whirlpool and Bauknecht brands to drive operating margin expansion quarter by quarter in 2001.

Latin America

         Whirlpool Latin America performance was in line with the company's expectations for the quarter. Excluding currency translations, net sales were up 5 percent compared to the prior year period.

         First quarter net sales and core operating profit continue to be positively affected by Befiex, a Brazilian export tax credit program that effectively allows the company to reduce operating taxes, such as sales taxes. Whirlpool Latin America realized a Befiex tax credit of $17 million in the first quarter.

         Product launches in the first quarter targeted high-end consumer segments. The new products include Jet Defrost microwave ovens, refrigerators and freezers, as well as counter-top appliances under the Brastemp brand.

                                   --more--
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PAGE 4/WHIRLPOOL CORPORATION REPORTS FIRST QUARTER EARNINGS

         For the full year, the company currently anticipates a 5 to 8 percent increase in appliance industry unit shipments in Latin America. Based on the current industry outlook, the company expects improved revenue growth and operating profits to continue throughout the year because of better pricing, productivity and new product introductions.

Asia

         Despite a slowing appliance industry in India and in some other Asia Pacific markets during the first quarter 2001, Whirlpool Asia reported a record first quarter performance. Excluding currency translations, net sales were up 6 percent over the prior year period.

         Appliance industry unit shipments in the region are expected to grow by about 5 percent for the full year. Based on the current industry outlook and a number of new Whirlpool brand product introductions in India, the company expects a record operating performance for the region in 2001.

Restructuring/SG&A Reduction

         In December 2000, the company announced plans to take a series of restructuring actions that when fully implemented are expected to result in pre-tax charges of between $300 million and $350 million. The 12-to-18 month restructuring effort is expected to eliminate up to 6,000 positions worldwide.

         The combination of restructuring activities and the company's SG&A expense reduction initiative is expected to produce annualized savings of between $225 million and $250 million.

         In January 2001, the company announced the first phase of the restructuring activity, which resulted in a pre-tax charge of $70 million ($48 million restructuring charge and $22 million restructuring-related charges) in the quarter. The actions are expected to produce savings of about $35 million in 2001, increasing to approximately $50 million on an annualized basis.

                                   --more--
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PAGE 5/WHIRLPOOL CORPORATION REPORTS FIRST QUARTER EARNINGS

         In accordance with accounting standards and SEC guidelines on restructuring, details about subsequent restructuring actions will be announced as the company finalizes its plans throughout the remainder of the year.

Summary

          "We are cautious about the global economic picture, but we continue to expect recoveries in North America and Europe during the second half of the year, ongoing performance improvements in Latin America, and another record-setting year in Asia," Whitwam stated. "We believe that our record number of new product introductions, as well as our continual improvement in productivity, will generate a strong global performance for Whirlpool Corporation in 2001."

         At 9:00 a.m. (EDT) today, the company will be hosting a conference call, which can be heard live on the Internet by visiting www.WhirlpoolCorp.com and clicking on the "Investors" button and then the "Conference Call Audio" menu item.

         Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.WhirlpoolCorp.com.

         This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2001 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the company's most recently filed Form 10-Q and/or Form 10-K.

                                     # # #
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               CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                             (millions of dollars)


                                                              March 31              December 31
                                                                2001                   2000
                                                          -----------------      ------------------
ASSETS

Current Assets
--------------
Cash and equivalents                                      $            177       $             114
Trade receivables, less allowances of
         (2001:     $94 ;2000:      $103 )                           1,640                   1,748
Inventories                                                          1,127                   1,119
Prepaid expenses and other                                             201                     206
Deferred income taxes                                                   27                      50
                                                          ----------------       -----------------
Total Current Assets                                                 3,172                   3,237


Other Assets
------------
Investment in affiliated companies                                     113                     113
Intangibles, net                                                       731                     762
Deferred income taxes                                                  226                     253
Other                                                                  650                     403
                                                          ----------------       -----------------
                                                                     1,720                   1,531

Property, Plant and Equipment
-----------------------------
Land                                                                    59                      64
Buildings                                                              784                     838
Machinery and equipment                                              4,261                   4,374
Accumulated depreciation                                            (3,099)                 (3,142)
                                                          ----------------       -----------------
                                                                     2,005                   2,134
                                                          ----------------       -----------------
Total Assets                                              $          6,897       $           6,902
                                                          ================       =================


                                                             March 31              December 31
                                                               2001                    2000
                                                         ------------------      -----------------
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities
 -------------------
 Notes payable                                           $           1,050       $            961
 Accounts payable                                                    1,121                  1,257
 Employee compensation                                                 242                    256
 Accrued expenses                                                      768                    795
 Restructuring costs                                                    40                      5
 Current maturities of long-term debt                                   18                     29
                                                         -----------------       ----------------
 Total Current Liabilities                                           3,239                  3,303


 Other Liabilities
 -----------------
 Deferred income taxes                                                 157                    175
 Postemployment benefits                                               628                    630
 Other liabilities                                                     144                    168
 Long-term debt                                                      1,005                    795
                                                         -----------------       ----------------
                                                                     1,934                  1,768

 Minority Interests                                                    138                    147



 Stockholders' Equity
 --------------------
 Common stock                                                           84                     84
 Paid-in capital                                                       398                    393
 Retained earnings                                                   2,558                  2,539
 Unearned restricted stock                                              (8)                   (11)
 Accumulated other comprehensive income                               (618)                  (495)
 Treasury stock - at cost                                             (828)                  (826)
                                                         -----------------       ----------------
 Total Stockholders' Equity                                          1,586                  1,684
                                                         -----------------       ----------------
 Total Liabilities and Stockholders' Equity              $           6,897       $          6,902
                                                         =================       ================

           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                         FOR THE PERIOD ENDED MARCH 31
             (millions of dollars except share and dividend data)

                                                                                                Three Months Ended
                                                                              ------------------------------------------------------
                                                                                 2001 Pro-forma            2001            2000
                                                                              --------------------    -------------    -------------
         Net sales                                                                   $  2,517           $   2,517         $ 2,590

         EXPENSES:
             Cost of products sold                                                      1,939               1,959           1,942
             Selling and administrative                                                   404                 406             405
             Intangible amortization                                                        7                   7               8
             Restructuring costs                                                            -                  48               -
                                                                                     --------           ---------         -------
                                                                                        2,350               2,420           2,355
                                                                                     --------           ---------         -------
         OPERATING PROFIT                                                                 167                  97             235

         OTHER INCOME (EXPENSE):
             Interest and sundry income (expense)                                          (5)                 (5)             (9)
             Interest expense                                                             (44)                (44)            (38)
                                                                                     --------           ---------         -------
         EARNINGS BEFORE INCOME TAXES
           AND OTHER ITEMS                                                                118                  48             188

                     Income taxes                                                          43                  17              71
                                                                                     --------           ---------         -------
         EARNINGS BEFORE EQUITY EARNINGS
           AND MINORITY INTERESTS                                                          75                  31             117

                   Equity in earnings of affiliated companies                               1                   1              (2)
                   Minority interests                                                      (3)                  1              (3)
                                                                                     --------           ---------         -------
         EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                            73                  33             112

                   Cumulative effect of change in accounting
                         principle, net of tax                                              -                   8               -
                                                                                     --------           ---------         -------
         NET EARNINGS                                                                $     73           $      41         $   112
                                                                                     ========           =========         =======

         Per share of common stock:
             Basic earnings before cumulative effect of accounting change            $   1.11           $     .49         $  1.53
             Basic net earnings                                                      $   1.11           $     .62         $  1.53

             Diluted earnings before cumulative effect of accounting change          $   1.10           $     .49         $  1.52
             Diluted net earnings                                                    $   1.10           $     .61         $  1.52

             Dividends declared                                                      $    .34           $     .34         $   .34
                                                                                     ========           =========         =======

Note: 2001 Pro-forma excludes a change in accounting principle, restructuring, and one-time charges related to restructuring within COGS and SG&A.